EXHIBIT 99.1

           SUNLAND ENTERTAINMENT CO., INC., COMPLETES REORGANIZATION

     --COMPANY SUCCESSFULLY REORGANIZES TO CONTINUE FOCUS ON MARKET-LEADING
                 TISSUE IMAGING AND NETWORK MEDICINE BUSINESS--

NEWPORT BEACH, CA -(BUSINESS WIRE) September 17, 2003-- (OTCBB:SLDE), Sunland Entertainment Co., Inc. (the "Company"), announced today that the Company's shareholders formally approved the sale of the Company's remaining entertainment assets, and approved a reorganization plan enabling the Company to focus on its leadership position in the digital tissue imaging and network medicine application markets. The announcement follows the acquisition of the assets of Trestle Corporation ("Trestle") as previously announced June 4, 2003.

Michael Doherty, Chairman of the Board, commented "We are delighted with the support our shareholders have shown during this corporate restructuring. With the reorganization complete, the Company can continue to pursue its core business of supplying digital tissue imaging and telemedicine applications to the life sciences market, which we believe will ultimately produce enhanced shareholder value."

Under the reorganization plan approved at a Shareholder Meeting held August 29, 2003, the remaining entertainment assets of the Company were sold pursuant to terms entered into April 10, 2003. In addition, (1) a cash distribution of $2,000,000 will be made to the holders' of the Company's Preferred Stock; (2) Sunland will officially change its name to Trestle Holdings, Inc.; and (3) all issued and outstanding shares of the Company's preferred stock were converted into 2,578,430 shares of common stock, giving the Company 3,033,447 shares of common stock outstanding immediately subsequent to the reorganization.

Trestle's principal businesses are in bio-informatics and telemedicine, providing digital tissue imaging and network medicine applications to the life sciences market. Trestle's customers include Memorial Sloan Kettering Cancer Center, University of California San Francisco, the U.S. Army, Pfizer Inc., Aventis Pharmaceuticals, M.D. Anderson Cancer Center, The Ohio State University, the Scott and White Hospitals and Clinics, Hawaii Health Systems Corp. and the Kingdom of Saudi Arabia Ministry of Defense and Aviation.

About Trestle Corporation

Trestle Corporation is a leading supplier of digital imaging and network medicine applications to the life sciences market. The Company's products,
MedReach and MedMicroscopy, both link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, reduces time to market for new drugs and improves patient care.

MedMicroscopy, the Company's tissue imaging product, transforms traditional glass microscopy slides into a flexible and leverageable digital format. MedScan, the Company's second generation product, performs high throughput whole glass digitization facilitating clinical and research digital image analysis, digital workflow and data mining applications. MedReach, the


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Company's network medicine product,  allows healthcare  organizations to service increased patient traffic without personnel or facility investments. MedReach enables remote examination, diagnosis, and treatment of patients with real-time integration of voice, video, and patient data, including various types of medical imaging. For more information: http://www.trestlecorp.com.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information Contact:
Trestle Corporation, Michael Doherty, 949/673-1907